Exhibit 4.2

IPTIMIZE, INC.

10% NON-NEGOTIABLE PRE BRIDGE CONVERTIBLE PROMISSORY NOTE

         FOR VALUE RECEIVED, Iptimize, Inc. a Minnesota corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (the “Borrower”) hereby covenants and promises to pay to the order of ______________, residing at _______________ (the “Holder”), the principal sum of _____ Thousand and 00/100 ($___,000) Dollars in lawful money of the United States of America with interest at a rate of ten (10%) percent per annum on an actual day/360 day basis (collectively the “Loan Amount”) and payable on the Due Date (as that term is defined below). All principal, interest and other costs incurred in connection with this 10% Pre-Bridge Promissory Note (the “Note”) shall be due and payable to the Holder on the earlier of (i) the first anniversary of the execution of this Note by the Borrower; (ii) the closing date of the Borrower’s contemplated permanent PIPE financing in excess of $1,500,000 (the “PIPE”); or (iii) the receipt by the Holder of Commission Income (as that term is defined in Section 1.5 of the Pre-Bridge Agreement of even date to which this Note is attached as an exhibit (the “Agreement”) equal to the Loan Amount (the “Due Date”).

        The Borrower shall have the right to prepay, without penalty, all or any part of the unpaid balance of this Note at any time on five (5) days prior written notice. The Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. The Borrower is duly authorized to enter into this Note. This Note may not be assigned except as provided in Section 5 below.

        The Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of the indebtedness represented by this Note (collectively the “Obligors”), hereof severally and jointly waive presentment for payment, protect diligence, notice of nonpayment and of protest, and agreement to any extension of time of payment and partial payments before, at or after maturity.

1.	Payments.

               A.        Interest. Unless sooner converted as hereinafter enumerated in Section 2, a single interest payment shall be payable on the Due Date. In the event that the required interest payment shall not be paid when due, and shall remain unpaid for a period of five business (5) days or more, then a late charge of two (2%) percent of the unpaid balance of the Loan Amount shall be due and owing for each month or any portion thereof that such payment shall remain unpaid.

               B.        Principal. Unless sooner converted as hereinafter enumerated in Section 2, payment of the full principal amount due under this Note shall be made on the Due Date. In the event that the principal shall not be paid on the Due Date, and shall remain unpaid for a period of five business (5) days or more, then a late charge of two (2%) percent shall be due and owing for each month or any portion thereof that such payment shall remain unpaid.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

2.	Conversion.

        At any time and from time to time prior to the Due Date and not thereafter, the Holder shall have the right to convert the entire unpaid principal balance and all unpaid interest into fully paid and non-assessable shares of the Borrower’s Common Stock, no par value per share (the “Conversion Shares”) at $.50 per Conversion Share or such greater or lesser amount equal to the conversion rate at which the investors in the PIPE can convert their loans to the Borrower (the “Conversion Price”) on the following terms and conditions:

              A.        Fair Conversion Price. The price the Borrower utilized in determining how many Conversion Shares the Holder shall be entitled to receive, although arbitrarily determined, is nonetheless hereby acknowledged and accepted by the Borrower and Holder as fair and equitable given the Borrower’s precarious financial condition and immediate need for capital.

              B.        Manner of Conversion. On the Holder’s presentation to the Borrower of a duly executed Notice of Conversion in the form annexed to this Note together with the original executed copy of this Note, the Holder shall be entitled, subject to the limitations herein contained, to receive in exchange therefore a certificate or certificates for fully paid and non-assessable Conversion Shares at the Conversion Price per Conversion Share. This Note shall be deemed to have been converted and the person converting the same to have become the holder of record of Conversion Shares, for the purpose of receiving dividends and for all other purposes whatever as of the date when the Notice of Conversion and this Note are surrendered to the Borrower as aforesaid. The Borrower shall not be required to make any such conversion, and no surrender of this Note shall be effective for such purpose, while the books for the transfer of any class of stock are closed for any purpose, but the surrender of this Note for conversion during any period while such books are closed shall become effective for all purposes of conversion immediately upon the reopening of such books, as if the conversion had been made on the date this Note was surrendered.

              C.        No Fractional Shares. No fractional Conversion Shares shall be issuable upon any conversion, it being intended and agreed that the number of Conversion Shares to be received by a Holder upon conversion of this Note be rounded out (up or down) to the nearest whole share.

              D.        Reservation of Shares. So long as any portion of the principal amount of this Note shall remain unpaid, the Borrower shall reserve and keep available out of its authorized and unissued common share capitalization, solely for the purpose of effecting the conversion of this Note, such number of Conversion Shares as shall from time to time be sufficient to effect the conversion of the unpaid principal balance and accrued interest of this Note. The Borrower shall from time to time increase its authorized common share capitalization and take such other action as may be necessary to permit the issuance from time to time of the Conversion Shares as fully paid and non-assessable securities upon the conversion of this Note.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

               E.        Payment of Taxes. The Borrower shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the Conversion Shares upon the conversion of this Note as herein provided. However, the Borrower shall not be required in any event, to pay any transfer or other taxes by reason of the issuance of such Shares in names other than that of the Holder and no such conversion or issuance of Conversion Shares shall be made unless and until the person requesting such issuance has paid to the Holder the amount of any such tax, or has established to the satisfaction of the Borrower, and its transfer agent, if any, that no such tax is payable or has been paid.

               F.        Dividends. Upon any conversion of this Note, as herein provided, no adjustment or allowance shall be made for accumulated dividends on the Conversion Shares, all rights to dividends, if any, shall commence as of the date of issuance thereof, and nothing in this sentence shall be deemed to relieve the Borrower from its obligation to pay any dividends which shall thereafter be declared and shall be payable to Holders of Conversion Shares of record as of a date prior to such conversion even though the payment date for such dividend is subsequent to the date of conversion.

               G.        Investment Representations. The Holder has been advised, and by the acceptance of this Note, agrees and acknowledges that until and unless the Conversion Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), none of the Conversion Shares issuable upon conversion of this Note shall have been registered under the Securities Act or under any state securities law; and that the Borrower is relying upon an exemption from registration based upon the Holder’s investment representations. In this regard, the Holder hereby represents and warrants to the Borrower that: (i) in the event the Holder avails himself of the conversion feature of this Note, the Holder will acquire the Conversion Shares for investment purposes and without a view to the transfer or resale thereof; (ii) in the event the Holder avails himself of the conversion feature of this Note, the Holder will hold the Conversion Shares until the earlier of the effective date of the Registration Statement defined in Section H. below or such later time as may be required under the Securities Act; (iii) any sale of the Conversion Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder; and (iv) the Holder hereby consents to the issuance by the Borrower of a standard form of stop transfer order against any and all certificates representing the Conversion Shares on the books and records of the Borrower and its transfer agent; and consents to the Borrower placing a standard form of investment legend on any and all certificates representing the Conversion Shares.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

               H.        Registration Rights. The Borrower hereby covenants and agrees that the Conversion Shares shall be registered under the Securities Act in accordance with the following:

                          1).        If at any time prior to the repayment of the full Loan Amount, the Borrower proposes to file a Registration Statement under the Securities Act (a “Registration Statement”); it will at such time give written notice to the Holder of its intention to do so. Upon written request of the Holder, given within 15 days after the giving of any such notice by the Borrower, the Borrower will advise the Holder that it shall include its Conversion Shares in the Registration Statement. If, however, the offering to which the Registration Statement relates is to be distributed by or through an underwriter or placement agent approved by the Borrower, the Holder may at his option agree to sell the Conversion Shares through such underwriter or placement agent on the same terms and conditions as the underwriter agrees to sell the other securities proposed to be registered. In addition, if such underwriter or placement agent determines that the inclusion of all the Conversion Shares sought to be sold would have an adverse effect on the offering, the Holder shall be entitled to participate in the underwriting and register his Conversion Shares on a pro rata basis or as such other quantity of the Conversion Shares as the underwriter or placement agent may determine.

                          B.        The Borrower covenants and agrees that it shall prepare and promptly file with the Securities and Exchange Commission (the “Commission”) all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Securities Act and the regulations of the Commission to permit the sale of the Conversion Shares to the public; and

                          C.        The rights of the Holders hereof pursuant to this Section 2 may be exercised only by the Holder or any affiliate thereof.

3.	Events of Default.

        This Note is made pursuant to the Agreement. Any default of any obligation by the Borrower under this Note shall constitute an Event of Default of the obligations of the Borrower under the Agreement, and any Event of Default under the Agreement shall constitute an Event of Default under this Note. The Borrower acknowledges that this Note is enforceable, valid and binding upon the Borrower. If for any reason, any court authority or governmental entity declares this Note invalid, unlawful or against public policy, then, the parties hereto acknowledge that neither the obligation of the Borrower to repay the Note, nor any of the covenants, obligations or representations of the parties contained within the Agreement shall be affected by such declaration.

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)

        Upon the occurrence of an Event of Default, as that term is defined in Section 3 of the Agreement, then and in such event, the Borrower will be deemed to have defaulted under this Note and the Holder may, on written notice, accelerate all payments due under this Note or have the rights and remedies set forth in Section 3 of the Agreement.

4.	Cumulative Remedies.

        The rights and remedies of the Holder hereof under this Note shall be deemed cumulative, and the exercise of any right or remedy shall not be regarded as barring any other remedy or remedies. The institution of any action to recovery any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of the Holder.

5.	Assignments.

        This Note is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives and/or successors and permitted assigns. Notwithstanding the foregoing, neither the Borrower nor the Holder shall assign or transfer any rights or obligations hereunder, except that the Borrower may assign or transfer this Note to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Borrower, provided that no such further assignment shall relieve the Borrower from liability for the obligations assumed by it hereunder.

        The acceptance of any installments or payments by the Holder after the due date herein, or the waiver of any other or subsequent breach or default may prevent the Holder hereof from immediately pursuing any or all of his remedies.

IN WITNESS WHEREOF, the Borrower hereto has caused this Note to be executed as of the day and year indicated below by the undersigned thereunto duly authorized.

Dated: Denver, Colorado
May __, 2007

IPTIMIZE, INC.

By: _____________________________
        Clinton J. Wilson, President

Information contained in this document is proprietary and not to be disclosed without written permission from
IPtimize, Inc.
2135 S. Cherry St, Ste. 200; Denver, CO 80222
303-268-3600 (Main) 303-268-3639 (Fax)